Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-146730 on Form S-8 of our reports dated June 25, 2009, relating to the financial statements and financial statement schedule of WuXi PharmaTech (Cayman) Inc., and the effectiveness of WuXi PharmaTech (Cayman) Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of WuXi PharmaTech (Cayman) Inc. for the year ended December 31, 2008.

Shanghai, China

June 25, 2009